Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made and entered into among Blast Energy Services, Inc. (“Blast”), Alberta Energy Partners (“Alberta”), W. Mark McAfee (“McAfee”) and Mark Alley (“Alley”)(collectively, the “Parties”). This Agreement is effective as of the 1st day of February 2010.

RECITALS

A. On or about August 25, 2005, and as restated and signed on March 17, 2006, as of August 25, 2005, Blast, Alberta McAfee and Alley entered into a contract entitled “Abrasive Fluid Technology Purchase Agreement” (the “Purchase Agreement”).

B. Among other things, by the terms of the Purchase Agreement Alberta transferred to Blast a 50% undivided interest in certain “Technology” as that term is defined in the Purchase Agreement, which included descriptions, designs, drawings and specifications referenced in patent application reference number US 60/627,308.  McAfee has now received a patent pursuant to the referenced application. All such matters defined as Technology in the Purchase Agreement, including the patent issued to McAfee are, for purposes of this Agreement hereinafter referenced as the “Jetting Technology.”

C. On January 19, 2007, Blast filed its original petition for Chapter 11 reorganization (the “Chapter 11 case”).

D. During the course of the Chapter 11 case Alberta filed a “Motion to Deem Executory Contract Rejected” and a “Motion to Compel Rejection of Executory Contract” (together, the “Rejection Motions”)  The bankruptcy court entered orders denying the relief requested in the Rejection Motions (the “Rejection Orders”). Alberta filed notices of appeal as to the Rejection Orders, which appeals were consolidated by the United States District Court for the Southern District of Texas (the “District Court”) under Civil Action 07-3374 (the “Rejection Appeals).

E. On February 26, 2008, the bankruptcy court entered its order confirming a plan of reorganization for Blast (the “Confirmation Order”). Alberta had objection to confirmation of Blast’s reorganization plan and filed a notice of appeal of the Confirmation Order that was docketed as Civil Action 08-750) (the “Confirmation Appeal”).

F. Blast’s plan of reorganization has been substantially consummated.

G. The District Court dismissed the Rejection Appeals and the Confirmation Appeal (the “Dismissal Orders”), and Alberta appealed the Dismissal Orders (the “Fifth Circuit Appeal”).

H. In the Fifth Circuit Appeal the Court of Appeals reversed the decision of the District Court, vacated the Dismissal Orders and remanded the matters to the District Court for further consideration.

By this Agreement the Parties intend to, and do by the terms of this Agreement, settle, compromise and resolve all controversies that exist among them that arise out of or relate to the Purchase Agreement, the Rejection Motions, the Rejection Orders, the Confirmation Order, the Rejection Appeals and the Confirmation Appeal. In order to accomplish this comprehensive settlement and compromise, and for the considerations evidenced by this Agreement, the sufficiency of which is acknowledged by each of the Parties, Blast, Alberta, McAfee and Alley agree to the following terms and conditions.

SETTLEMENT TERMS AND CONDITIONS

1)  The 50% of the Jetting Technology now owned by Blast that was sold pursuant to the Purchase Agreement is hereby transferred and assigned to Alberta. If it is deemed necessary to execute a separate transfer and assignment document, the same will be prepared by Alberta’s counsel and submitted to Blast’s counsel for approval. Once approved, it will be executed and delivered by Blast.

2)  In consideration of the assignment provided for in paragraph 1), and in lieu of a return of the common stock and all monetary compensation either delivered or paid to Alberta, McAfee or Alley in consideration of the original sale of the Jetting Technology and the other contractual rights Blast acquired in the Purchase Agreement, Alberta , McAfee and Alley (each a “Releasing Party”) hereby release Blast, its present and former officers, directors, employees, attorneys and agents of and from any and all commitments, actions, debts, claims, counterclaims, suits, causes of action, damages, demands, liabilities, obligations, costs, expenses, and compensation of every kind and nature whatsoever, at law or in equity, whether known or unknown, contingent or otherwise, which the Releasing Parties, or any of them, have, have ever had or may hereafter have, directly or indirectly against Blast arising on or prior to the date of this Agreement  or at any time thereafter, in each case to the extent arising from or relating to the Purchase Agreement, to the fullest extent permitted by law, including , but not limited to, the following::

a)	any obligation to register and deliver any of the warrants or any other form of compensation contemplated by the Purchase Agreement;

b)
any claims for fees,  revenue sharing licensing fees or revenue, royalty payments, consulting fees, construction costs, any fees relating to construction of a coiled tubing rig, and any other type of damages that might exist in connection with prior performance (or non-performance) of the Purchase Agreement;

c)	any claims that might arise from or relate to the cancellation of the Purchase Agreement.

d)	any claims that might exist regarding an infringement claim or impermissible disclosure claim, either of which relate to the Jetting Technology;

e)	any proof of claim that was filed or could be filed by the Releasing Parties in the Chapter 11 case; and

f)	any other type of claim that now exists or that may exist in the future arising from or relating to the Purchase Agreement.

The foregoing releases are intended to be, and hereby are, fully comprehensive and inclusive of each and every claim, cause of action, that does or may exist now or in the future that in any way arises from or relates to the Purchase Agreement and/or any of the matters identified in a) through f) above. Each Releasing Party acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, but it is its intention to fully and finally and forever settle and release any and all matters, disputes and differences, known or unknown, suspected and unsuspected, which do now exist, may exist, heretofore have existed, or may hereafter exist  with respect to the subject matter of this Agreement.  In furtherance of this intention, the releases herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different facts.

3) All personal property (whether machinery, equipment or of any other type) that Blast developed and paid for in connection with the Purchase Agreement shall remain the property of Blast, including, but not limited to, the coiled tubing rig defined as the “drilling rig” in the Purchase Agreement, and all parts, machinery and equipment associated with the operation and/or maintenance of such rig.

4) Upon the execution of this Agreement by all Parties, Alberta will file with the District Court a motion to dismiss with prejudice the Rejection Appeals and the Confirmation Appeal.

5)	Blast and Alberta will bear their own appeal costs and legal fees with respect to the Rejection Appeals, the Confirmation Appeal and the Fifth Circuit Appeal.

6)	No representations or warranties are made by Blast, Alberta, McAfee and Alley in connection with this Agreement except the following:

a)
Each of Blast, Alberta, McAfee and Alley are represented by counsel, and each of them has consulted with such counsel prior to signing this Agreement. After such consultation each of them fully and completely understands the terms of this Agreement and each of them intends to be individually bound by the terms of this Agreement.

b)
Each of Blast, Alberta, McAfee and Alley has had access to adequate information regarding the terms of this Agreement, the scope and effect of the releases set forth herein, and all other matters encompassed by this Agreement to make an informed and knowledgeable decision with regard to entering into this Agreement.

7)  This Agreement represents the entire agreement among the Parties. Its terms may not be modified except by a subsequent written agreement signed by all Parties.

8) This Agreement may be executed in two or more separate counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and that counterparts executed by facsimile or other electronic transmission of any signed original counterpart and/or retransmission of any signed facsimile or other electronic transmission shall be deemed the same as the delivery of an original counterpart.

9) This Agreement shall be construed in accordance with, and governed, in all respects by the internal laws of the State of Texas (without giving effect to principles of conflicts of laws).

Agreed as of February 1, 2010.

Blast Energy Services, Inc.

By:	/s/ John MacDonald

Its:	CFO

Alberta Energy Partners

By:  W. Mark McAfee, General Partner

 /s/ W. Mark McAfee
W. Mark McAfee

 /s/ Mark F, Alley
Mark Alley

ACKNOWLEDGEMENT

STATE OF TEXAS	§

COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 4th day of February, 2010 by John MacDonald, the CFO of Blast Energy Services, Inc.

/s/ Carol B. Gantt
NOTARY PUBLIC, STATE OF TEXAS

ACKNOWLEDGEMENT

STATE OF TEXAS	§

COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 5th day of February, 2010 by W. Mark McAfee a general partner of Alberta Energy Partners.

/s/ Richard Erwin Newcomb, Jr.
NOTARY PUBLIC, STATE OF TEXAS

ACKNOWLEDGEMENT

STATE OF TEXAS	§

COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 5th day of February, 2010 by W. Mark McAfee.

/s/ Richard Erwin Newcomb, Jr.
NOTARY PUBLIC, STATE OF TEXAS

ACKNOWLEDGEMENT

STATE OF TEXAS	§

COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 5th day of February, 2010 by Mark Alley.

/s/ Richard Erwin Newcomb, Jr.
NOTARY PUBLIC, STATE OF TEXAS